UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

INTRICON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FROM:	INTRICON CORPORATION

CONTACT:	William J. Kullback 651-604-9638

FOR IMMEDIATE RELEASE

INTRICON CORPORATION ADJOURNS ANNUAL MEETING OF SHAREHOLDERS
TO MAY 18, 2005

ST. PAUL, Minn. — May 4, 2005 — IntriCon Corporation (AMEX: IIN) today announced that it has adjourned its annual meeting of shareholders to Wednesday, May 18, 2005, at 12:00 p.m. Central Time at the Company’s headquarters at 1260 Red Fox Road, Arden Hills, Minn., because a quorum of shareholders was not present in person or by proxy at the original meeting scheduled today. IntriCon reported that shareholders holding approximately 42.5 percent of the Company’s voting stock were present at today’s meeting in person or by proxy. IntriCon believes that the delay in receiving shareholder votes was due to its recent name change from “Selas Corporation of America.” The Company will continue to solicit shareholder votes until the annual meeting reconvenes.

The only matter to be considered at the annual meeting is the election of a director. As permitted under Pennsylvania law, and as stated in the Company’s proxy statement dated April 1, 2005, if the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum, will nevertheless constitute a quorum for the purpose of electing directors. Although shareholders are welcome to attend the reconvened annual meeting in person, any proxies that have been properly executed and not revoked will be voted at the reconvened annual meeting.

Any shareholder of record as of the close of business on March 25, 2005, who did not receive the Company’s proxy materials should contact William J. Kullback, IntriCon’s Chief Financial Officer, (telephone: 651-604-9638) to receive such materials and vote their shares. Any shareholder who held shares in “street name” through their broker, bank or other custodian as of the close of business on March 25, 2005, should contact such custodian to receive proxy materials and vote their shares.

(more)

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, engineers and manufactures microminiaturized medical and electronic products. The Company supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, government, electronics, telecommunications and medical equipment industries. The Company has facilities in the United States, Asia and Europe. IntriCon common stock trades under the symbol “IIN” on the American Stock Exchange. The Company’s Web site address is www.IntriCon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, the gain of the sale of the remaining portion of the Heat Technology business and the positioning on the Company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are, in some cases beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the Company may not be able to achieve its long-term strategy, weakening demand for products of the Company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the Company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the Company’s products, ability to create and market products in a timely manner, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

###